EXHIBIT 99.1


                                  NEWS RELEASE

                                       Company Contacts:
                                       Investors:                 Frank Hopkins
                                       Media and Public Affairs:  Susan Spratlen
                                                                  (972) 444-9001

                   Pioneer Reports Second Quarter 2006 Results

Dallas, Texas, August 3, 2006 -- Pioneer Natural Resources Company (NYSE:PXD) today announced financial and operating results for the quarter ended June 30, 2006.

o    Pioneer reported net income of $88 million, or $.69 per diluted share.
o Second quarter oil and gas sales from continuing operations exceeded the Company's guidance, averaging 98,893 barrels oil equivalent per day (BOEPD).
o North American production for the first half of 2006 rose 16% from equivalent volumetric production payment (VPP) adjusted 2005 first half levels, reflecting the continuing success of Pioneer's accelerated development drilling program. Worldwide production was up 9% for the same period.
o Production growth is on track to meet or exceed the high end of Pioneer's targeted 2006 worldwide exit rate of 95,000 to 100,000 BOEPD.
o Pioneer drilled three additional Edwards Trend discoveries, resulting in 100% success on the five prospects drilled to date.
o The Company purchased 4.3 million shares at $39.27 per share, completing $170 million of the remaining $359 million share repurchase program authorized by the Board of Directors.
o    Pioneer  closed  the  $675  million  sale  of  its  Argentine   operations,
     recognizing an after-tax gain on the disposition of these assets of $6 million, or $.05 per diluted share.

Net income for the second quarter of 2006 was comprised of (i) income from continuing operations of $66 million, or $.52 per diluted share, as compared to $22 million, or $.16 per diluted share, for the prior year quarter and (ii) income from discontinued operations of $22 million, or $.17 per diluted share, as compared to $163 million, or $1.12 per diluted share, for the prior year quarter.

Income from continuing operations for the second quarter included the following unusual after-tax items:

o deferred tax expense related to the newly enacted Texas margin tax of $13 million, or $.10 per diluted share,
o deferred tax benefit from the recent reduction in Canadian federal and provincial tax rates of $10 million, or $.07 per diluted share, and
o a loss of $5 million, or $.04 per diluted share, associated with the early extinguishment of $346 million of 6 1/2% 2008 senior notes with a scheduled maturity of January 2008.

Income from discontinued operations for the second quarter was comprised of the following after-tax items:

o a gain on the disposition of the Argentina assets of $6 million, or $.05 per diluted share, and operating income from the divested properties prior to closing of $4 million, or $.03 per diluted share, and

o a gain related to deepwater Gulf of Mexico business interruption insurance recoveries (Hurricane Katrina) of $12 million, or $.09 per diluted share.

Cash flow from operating activities for the second quarter of 2006 was $158 million.

Scott D. Sheffield, Pioneer's Chairman and CEO, stated, "Since shifting our strategy to deliver strong, consistent production growth in North America, we have accelerated development drilling, progressed several new resource play opportunities and advanced our major development projects. We are on track to meet or exceed our production targets for 2006 and remain confident that we can deliver double-digit production growth and add significant shareholder value over the next five years."

Operations Review

Pioneer currently has 32 rigs running, up from 27 rigs during the first quarter, and expects to continue to increase its drilling activity level through the remainder of 2006 and have approximately 44 rigs active by year end.

In the Permian Basin, Pioneer is on track to drill approximately 340 wells this year, up from 190 wells in 2005. Production growth from the Spraberry field is on target to meet or exceed the Company's exit rate forecast with production during the first half of 2006 rising 26% from the same period in 2005, after adjusting for the Company's VPPs for comparison purposes. These strong Spraberry results are being driven by the success of Pioneer's deeper drilling campaign, which increases reserves and production by including the deeper Wolfcamp formation, and new opportunities from bolt-on acquisitions.

In South Texas, Pioneer is running four rigs in the Edwards Trend and expects to add two rigs before year end. The Company has successfully drilled five prospects in different areas of the Trend with a 100% success rate. Three of these prospects were drilled in the second quarter - Bonita, Barracuda and Wahoo. On the previously announced Sinor prospect, where four successful wells have been drilled, the Company expects an aggressive development program to begin in the second quarter of 2007 after a 3-D seismic program is completed later this year. On the previously announced Stingray prospect, the first of three appraisal wells is being drilled. Three wells from the Sinor and Stingray prospects are now on production at approximately five million cubic feet per day. As more wells come on stream from the five successful prospects and development drilling in the existing Pawnee field continues, South Texas production is expected to exceed prior estimates for 2006. In addition, the Company continues to believe the Edwards Trend holds a gross resource potential of one to three trillion cubic feet and will generate very attractive returns.

In the Rocky Mountains, year-to-date coal bed methane (CBM) production in the Raton field was up 8% from the same period in 2005. Through July, Pioneer has drilled 155 of the 330 Raton wells planned for 2006 and recently added the third rig planned for this drilling program. The Company now expects full-year production from the Raton field to exceed the 5% to 7% annual growth target versus 2005 announced earlier this year.

In northeast Utah and northwest Colorado, Pioneer's programs to evaluate the CBM resource potential in the Uinta, Piceance and Sand Wash basins are progressing, and results from the initial pilot wells are expected to be evaluated in late 2006 / early 2007 to determine future development plans. In the Uinta Basin pilot program, 25 Castlegate wells are expected to be producing by the end of the third quarter, including four wells to be drilled during the third quarter. In the Piceance Basin, 35 Columbine Springs pilot program wells are expected to be on production during the third quarter. In the Sand Wash Basin, 22 Lay Creek wells from the initial two pilots are expected to be producing by year end. Drilling and testing continues on three additional pilots. Pioneer also plans to drill four wells and shoot additional 3-D seismic to evaluate the Main Canyon Entrada conventional gas play in the Uinta Basin during the second half of 2006.

In Canada, the Company has drilled 20 of the 200 Horseshoe Canyon CBM wells planned for 2006, hindered by road bans from heavy spring rains which prevented access. The road bans were recently lifted, and Pioneer has two rigs on location and expects to add a third rig later in the third quarter. To test the potential of Mannville CBM in the Bashaw area, Pioneer has drilled four horizontal wells and plans to drill two additional horizontal wells during the third quarter.

On the North Slope of Alaska, Pioneer has completed the construction of the gravel drill site for the Oooguruk development project. Additional work on the project scheduled for 2006 includes contouring and armoring the drill site, fabricating equipment and modifying the drilling rig for installation during 2007. The project is on schedule to achieve first oil production in 2008. In the Cook Inlet, Pioneer has assumed operatorship of the Cosmopolitan oil discovery project and increased its working interest to 50%.

Offshore South Africa, development drilling continues on the South Coast Gas Project, a seven-well subsea tie-back to the existing F-A platform. Subsea infrastructure is expected to be in place for project startup during the second half of 2007.

In Tunisia, production from the Adam 4 well oil discovery has begun, and drilling on the Adam 5 well began in July. Two wells are planned in the Pioneer-operated Jenein Nord block by year end, and one well is anticipated during the second half in the Borj El Khadra block.

Pioneer increased its 2006 capital budget by $100 million to $1.4 billion, excluding discontinued operations, to accelerate successful Edwards Trend activities and fund new shale gas acreage additions and core area bolt-on acquisitions.


Financial Review

Second quarter oil sales averaged 24,571 barrels per day (BPD) and natural gas liquids sales averaged 19,143 BPD. Gas sales in the second quarter averaged 331 million cubic feet per day. The reported price for oil was $69.71 per barrel and included $13.00 per barrel related to deferred revenue from VPPs for which production is not recorded. The price for natural gas liquids was $36.32 per barrel. The reported price for gas was $6.25 per thousand cubic feet (Mcf) and included $.62 per Mcf related to deferred revenue from VPPs for which production is not recorded.

Second quarter  production  costs  averaged  $11.45 per barrel of oil equivalent
(BOE). Exploration and abandonment costs were $42 million for the quarter and included $13 million of unsuccessful Alaskan drilling costs, primarily associated with the Cronus and Antigua wells, $24 million of geologic and geophysical expenses including seismic and personnel costs and $5 million of other drilling and acreage costs.

Financial Outlook

The following statements are estimates based on current expectations. These forward-looking statements are subject to a number of risks and uncertainties that may cause the Company's actual results to differ materially from the following statements. The last paragraph of this release addresses certain of the risks and uncertainties to which the Company is subject.

Third quarter 2006 production is expected to average 95,000 to 100,000 BOEPD. Third quarter production costs (including production and ad valorem taxes and transportation costs) are expected to average $11.00 to $12.00 per BOE based on current NYMEX strip prices for oil and gas. Depreciation, depletion and amortization expense is expected to average $9.50 to $10.50 per BOE.

Total exploration and abandonment expense during the third quarter is expected to be $20 million to $65 million and could include up to $15 million of costs associated with the high-impact drilling of a new prospect adjacent to the Company's Clipper discovery (deepwater Gulf of Mexico) and an onshore Norphlet prospect (Mississippi). It could also include $25 million associated with lower-risk resource plays in the Edwards Trend in South Texas, Uinta / Piceance in the Rockies, Canada and Tunisia. In addition, exploration expense includes $20 million to $25 million for seismic investments and personnel, primarily related to the onshore resource plays Pioneer is currently pursuing. General and administrative expense is expected to be $29 million to $32 million. Interest expense is expected to be $22 million to $25 million, offset by interest income of $3 million to $5 million. Accretion of discount on asset retirement obligations is expected to be $1 million to $2 million.

The Company's third quarter effective income tax rate is expected to range from 35% to 45% based on current capital spending plans. Cash income taxes are expected to range from $5 million to $15 million, principally related to Tunisian income taxes and nominal alternative minimum tax in the U.S.

The Company's financial results and oil and gas hedges are outlined on the attached schedules.

Earnings Conference Call

This morning at 10:00 a.m. Eastern, Pioneer will discuss its quarterly financial and operating results with an accompanying presentation. The call will be webcast on Pioneer's website, www.pxd.com. At the website, select `INVESTOR' at the top of the page. For those who cannot listen to the live broadcast, a replay will be available shortly after the call. Or you may choose to dial (800) 474-8920 (confirmation code: 1564263) to listen to the call by telephone and view the accompanying visual presentation at the website above. A telephone replay will be available by dialing (888) 203-1112 (confirmation code: 1564263).

Pioneer is a large independent oil and gas exploration and production company, headquartered in Dallas, with operations in the United States, Canada and Africa. For more information, visit Pioneer's website at www.pxd.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer are subject to a number of risks and uncertainties that may cause Pioneer's actual results in future periods to differ materially from the forward-looking statements. These risks and uncertainties include, among other things, volatility of oil and gas prices, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, third party approvals, international operations and associated international political and economic instability, litigation, the costs and results of drilling and operations, availability of drilling equipment, Pioneer's ability to replace reserves, implement its business plans (including its plan to repurchase stock), or complete its development projects as scheduled, access to and cost of capital, uncertainties about estimates of reserves, the assumptions underlying production forecasts, quality of technical data, environmental and weather risks, acts of war or terrorism. These and other risks are described in Pioneer's 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission (the "SEC").

Cautionary Note to U.S. Investors -- The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Pioneer uses certain terms in this release, such as "resource potential" or other descriptions of volumes of reserves potentially recoverable through additional drilling or recovery techniques that the SEC's guidelines prohibit Pioneer from including in filings with the SEC. These estimates are by their nature more speculative than estimates of proved reserves and accordingly are subject to substantially greater risk of being recovered by Pioneer.

                        PIONEER NATURAL RESOURCES COMPANY
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                                  June 30,        December 31,
                                                                    2006              2005
                                                                 -----------      ------------
                                                                 (Unaudited)

                                     ASSETS
Current assets:
   Cash and cash equivalents                                     $   457,042      $    18,802
   Accounts receivable, net                                          166,982          337,658
   Inventories                                                       115,917           79,659
   Prepaid expenses                                                    8,563           18,091
   Deferred income taxes                                             115,963          158,878
   Other current assets, net                                          30,604           10,716
                                                                  ----------       ----------
        Total current assets                                         895,071          623,804
                                                                  ----------       ----------
Property, plant and equipment, at cost:
   Oil and gas properties, using the successful efforts
     method of accounting                                          7,389,043        8,813,134
   Accumulated depletion, depreciation and amortization           (1,728,466)      (2,577,946)
                                                                  -----------      -----------
        Total property, plant and equipment                        5,660,577        6,235,188
                                                                  ----------       ----------
Goodwill                                                             311,346          311,651
Other assets, net                                                    200,434          158,591
                                                                  ----------       ----------
                                                                 $ 7,067,428      $ 7,329,234
                                                                  ==========       ==========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                              $   238,410      $   345,204
   Interest payable                                                   30,500           40,314
   Income taxes payable                                               78,283           22,470
   Deferred revenue                                                  184,848          190,327
   Other current liabilities                                         349,047          435,040
                                                                  ----------       ----------
        Total current liabilities                                    881,088        1,033,355
                                                                  ----------       ----------
Long-term debt                                                     1,263,994        2,058,412
Deferred income taxes                                              1,050,236          767,329
Deferred revenue                                                     574,155          664,511
Other liabilities and minority interests                             383,028          588,525
Stockholders' equity                                               2,914,927        2,217,102
                                                                  ----------       ----------
                                                                 $ 7,067,428      $ 7,329,234
                                                                  ==========       ==========


                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except for per share data)
                                   (Unaudited)

                                                   Three months ended         Six months ended
                                                        June 30,                   June 30,
                                                 ----------------------    ----------------------
                                                    2006        2005          2006         2005
                                                 ---------    ---------    ---------    ---------
Revenues and other income:
   Oil and gas                                   $ 407,570    $ 320,337    $ 787,038    $ 644,163
   Interest and other                                9,741       12,031       26,852       14,051
   Gain (loss) on disposition of assets, net        (3,403)         109       (3,476)       2,250
                                                  --------     --------     --------     --------
                                                   413,908      332,477      810,414      660,464
                                                  --------     --------     --------     --------
Costs and expenses:
   Oil and gas production                          103,066       79,640      197,749      160,584
   Depletion, depreciation and amortization         87,984       65,999      170,390      139,307
   Impairment of long-lived assets                     -            471          -            623
   Exploration and abandonments                     41,618       37,498      166,260       91,327
   General and administrative                       29,468       26,596       61,715       54,084
   Accretion of discount on asset retirement
      obligations                                    1,154        1,043        2,302        2,089
   Interest                                         22,766       29,403       59,342       62,149
   Other                                            11,759       15,713       16,813       24,554
                                                  --------     --------     --------     --------
                                                   297,815      256,363      674,571      534,717
                                                  --------     --------     --------     --------
Income from continuing operations before
   income taxes                                    116,093       76,114      135,843      125,747
Income tax provision                               (50,207)     (53,885)     (70,924)     (75,796)
                                                  --------     --------     --------     --------
Income from continuing operations                   65,886       22,229       64,919       49,951
Income from discontinued operations,
   net of tax                                       22,153      163,330      566,327      220,265
                                                  --------     --------     --------     --------
Net income                                       $  88,039    $ 185,559    $ 631,246    $ 270,216
                                                  ========     ========     ========     ========
Basic earnings per share:
   Income from continuing operations             $     .52    $     .16    $     .52    $     .35
   Income from discontinued operations,
      net of tax                                       .18         1.16         4.48         1.55
                                                  --------     --------     --------     --------
   Net income                                    $     .70    $    1.32    $    5.00    $    1.90
                                                  ========     ========     ========     ========
Diluted earnings per share:
   Income from continuing operations             $     .52    $     .16    $     .52    $     .35
   Income from discontinued operations,
      net of tax                                       .17         1.12         4.34         1.51
                                                  --------     --------     --------     --------
   Net income                                    $     .69    $    1.28    $    4.86    $    1.86
                                                  ========     ========     ========     ========
Weighted average shares outstanding:
   Basic                                           125,629      140,812      126,282      141,849
                                                  ========     ========     ========     ========
   Diluted                                         129,624      145,246      130,346      146,286
                                                  ========     ========     ========     ========


                        PIONEER NATURAL RESOURCES COMPANY
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in thousands)
                                   (Unaudited)


                                                      Three months ended           Six months ended
                                                           June 30,                    June 30,
                                                   ------------------------    -------------------------
                                                      2006          2005          2006           2005
                                                   ----------    ----------    ----------    -----------
Cash flows from operating activities:
   Net income                                      $   88,039    $  185,559    $  631,246    $   270,216
   Adjustments to reconcile net income to net
     cash provided by operating activities:
      Depletion, depreciation and amortization         87,984        65,999       170,390        139,307
      Impairment of long-lived assets                     -             471           -              623
      Exploration expenses, including dry holes        17,354        12,286       111,936         28,962
      Deferred income taxes                            50,223        41,030        67,184         56,376
      Loss (gain) on disposition of assets, net         3,403          (109)        3,476         (2,250)
      Loss on extinguishment of debt                    8,076         7,342         8,076          7,342
      Accretion of discount on asset retirement
         obligations                                    1,154         1,043         2,302          2,089
      Discontinued operations                          (1,002)       61,019      (540,655)       184,072
      Interest expense                                  2,118           865         5,165          1,062
      Commodity hedge related activity                 (6,061)       (7,666)       (5,553)       (10,727)
      Stock-based compensation                         10,824         8,018        18,310         13,170
      Amortization of deferred revenue                (47,886)      (20,449)      (95,835)       (32,074)
      Other noncash items                               5,810         1,553         9,524          5,699
   Changes in operating assets and liabilities,
    net of effects from acquisition:
      Accounts receivable, net                         37,050       (42,269)      163,165        (54,302)
      Inventories                                     (18,994)      (11,388)      (39,125)       (12,703)
      Prepaid expenses                                 14,228         3,359         1,964          5,808
      Other current assets, net                          (237)         (331)        9,192           (529)
      Accounts payable                                (19,993)       (8,029)     (113,641)         9,564
      Interest payable                                  8,826        11,895       (10,274)        (4,364)
      Income taxes payable                            (78,236)        9,144        55,815         11,919
      Other current liabilities                        (4,438)       (9,425)        8,927         (5,689)
                                                    ---------     ---------     ---------     ----------
Net cash provided by operating activities             158,242       309,917       461,589        613,571
Net cash provided by investing activities             343,536       266,099       965,291        659,228
Net cash used in financing activities                 (89,857)     (536,165)     (990,440)    (1,224,367)
                                                    ---------     ---------     ---------     ----------
Net increase in cash and cash equivalents             411,921        39,851       436,440         48,432
Effect of exchange rate changes on cash
   and cash equivalents                                 2,139         2,561         1,800          2,762
Cash and cash equivalents, beginning
   of period                                           42,982        16,039        18,802          7,257
                                                    ---------     ---------     ---------     ----------
Cash and cash equivalents, end of period           $  457,042    $   58,451    $  457,042    $    58,451
                                                    =========     =========     =========     ==========


                        PIONEER NATURAL RESOURCES COMPANY
                        SUMMARY PRODUCTION AND PRICE DATA
                                   (Unaudited)

                                                    Three months ended          Six months ended
                                                         June 30,                    June 30,
                                                   ----------------------    -----------------------
                                                     2006         2005         2006          2005
                                                   ---------    ---------    ---------    ----------
Average Daily Sales Volumes
  from Continuing Operations:
   Oil (Bbls) -                       U.S.            17,671       19,875       17,320       21,191
                                      Canada             307          210          292          186
                                      Africa           6,593       10,452        7,121       11,205
                                                   ---------    ---------    ---------    ---------
                                      Worldwide       24,571       30,537       24,733       32,582
                                                   =========    =========    =========    =========
   Natural gas liquids (Bbls) -       U.S.            18,731       14,834       18,455       16,154
                                      Canada             412          610          415          514
                                                   ---------    ---------    ---------    ---------
                                      Worldwide       19,143       15,444       18,870       16,668
                                                   =========    =========    =========    =========
   Gas (Mcf) -                        U.S.           286,270      252,047      280,553      267,477
                                      Canada          44,801       36,710       40,317       35,448
                                                   ---------    ---------    ---------    ---------
                                      Worldwide      331,071      288,757      320,870      302,925
                                                   =========    =========    =========    =========
Average Daily Sales Volumes
  from Discontinued Operations:
   Oil (Bbls) -                       U.S.               -          6,549        4,839        6,376
                                      Argentina        2,982        7,796        5,071        7,992
                                      Canada             -             45          -             57
                                                   ---------    ---------    ---------    ---------
                                      Worldwide        2,982       14,390        9,910       14,425
                                                   =========    =========    =========    =========
   Natural gas liquids (Bbls) -       U.S.               -             74          -             65
                                      Argentina          406        1,948          849        1,761
                                      Canada             -            264          -            224
                                                   ---------    ---------    ---------    ---------
                                      Worldwide          406        2,286          849        2,050
                                                   =========    =========    =========    =========
   Gas (Mcf) -                        U.S.             1,317      301,756       72,763      278,609
                                      Argentina       42,538      135,188       88,537      132,783
                                      Canada             173       10,472           87       12,910
                                                   ---------    ---------    ---------    ---------
                                      Worldwide       44,028      447,416      161,387      424,302
                                                   =========    =========    =========    =========
Average Reported Prices (a):
   Oil (per Bbl) -                    U.S.         $   69.43    $   30.13    $   64.82    $   29.71
                                      Canada       $   72.37    $   35.22    $   69.89    $   41.97
                                      Africa       $   70.34    $   51.84    $   64.73    $   47.82
                                      Worldwide    $   69.71    $   37.60    $   64.86    $   36.01

   Natural gas liquids (per Bbl) -    U.S.         $   35.84    $   28.34    $   34.81    $   27.14
                                      Canada       $   57.97    $   41.18    $   56.10    $   39.89
                                      Worldwide    $   36.32    $   28.85    $   35.28    $   27.54

   Gas (per Mcf) -                    U.S.         $    6.08    $    6.75    $    6.33    $    6.40
                                      Canada       $    7.35    $    6.17    $    7.48    $    6.07
                                      Worldwide    $    6.25    $    6.67    $    6.48    $    6.36

---------------
(a) Average prices are attributable to continuing operations and include the results of hedging activities and amortization of VPP deferred revenue.

                        PIONEER NATURAL RESOURCES COMPANY
                    SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
                                 (in thousands)
                                   (Unaudited)


     EBITDAX and discretionary cash flow ("DCF") (as defined below) are presented herein, and reconciled to the generally accepted accounting principle ("GAAP") measures of net income and net cash provided by operating activities because of their wide acceptance by the investment community as financial indicators of a company's ability to internally fund exploration and development activities and to service or incur debt. The Company also views the non-GAAP measures of EBITDAX and DCF as useful tools for comparisons of the Company's financial indicators with those of peer companies that follow the full cost method of accounting. EBITDAX and DCF should not be considered as alternatives to net income or net cash provided by operating activities, as defined by GAAP.

                                                        Three months ended           Six months ended
                                                             June 30,                    June 30,
                                                     ------------------------    ------------------------
                                                        2006          2005          2006          2005
                                                     ----------    ----------    ----------    ----------
   Net income                                        $   88,039    $  185,559    $  631,246    $  270,216
   Depletion, depreciation and amortization              87,984        65,999       170,390       139,307
   Impairment of long-lived assets                          -             471           -             623
   Exploration and abandonments                          41,618        37,498       166,260        91,327
   Accretion of discount on asset retirement
      obligations                                         1,154         1,043         2,302         2,089
   Interest expense                                      22,766        29,403        59,342        62,149
   Income tax provision                                  50,207        53,885        70,924        75,796
   Loss (gain) on disposition of assets, net              3,403          (109)        3,476        (2,250)
   Loss on extinguishment of debt                         8,076         7,342         8,076         7,342
   Discontinued operations                               (1,002)       61,019      (540,655)      184,072
   Current income taxes on discontinued operations        8,545         5,563       152,575         7,889
   Cash exploration expense on discontinued
      operations                                            634         3,213         2,145         6,230
   Commodity hedge related activity                      (6,061)       (7,666)       (5,553)      (10,727)
   Stock-based compensation                              10,824         8,018        18,310        13,170
   Amortization of deferred revenue                     (47,886)      (20,449)      (95,835)      (32,074)
   Other noncash items                                    5,810         1,553         9,524         5,699
                                                      ---------     ---------     ---------     ---------
      EBITDAX (a)                                       274,111       432,342       652,527       820,858

   Less: Cash interest expense                          (20,648)      (28,538)      (54,177)      (61,087)
         Current income taxes                            (8,529)      (18,418)     (156,315)      (27,309)
                                                      ---------     ---------     ---------     ---------
         Discretionary cash flow (b)                    244,934       385,386       442,035       732,462

   Less: Cash exploration expense                       (24,898)      (28,425)      (56,469)      (68,595)
         Changes in operating assets and liabilities    (61,794)      (47,044)       76,023       (50,296)
                                                      ---------     ---------     ---------     ----------

   Net cash provided by operating activities         $  158,242    $  309,917    $  461,589    $  613,571
                                                      =========     =========     =========     =========

-------------
(a) "EBITDAX" represents earnings before depletion, depreciation and amortization expense; impairment of long-lived assets; exploration and abandonments; accretion of discount on asset retirement obligations; interest expense; income taxes; gain or loss on the disposition of assets; loss on extinguishment of debt; noncash effects from discontinued operations; commodity hedge related activity; stock-based compensation; amortization of deferred revenue; and other noncash items.
(b) Discretionary cash flow equals cash flows from operating activities before changes in operating assets and liabilities and before cash exploration expense.


                        PIONEER NATURAL RESOURCES COMPANY

                            SUPPLEMENTAL INFORMATION
                              As of August 1, 2006

                         Open Commodity Hedge Positions

                                                       2006
                                          ------------------------------
                                           Third     Fourth
                                          Quarter    Quarter      Year       2007       2008
                                          --------   --------   --------   --------   --------
Average Daily Oil Production Hedged:
     Swap Contracts:
     Volume (Bbl)                            5,000      5,000      5,000     10,000     10,000
     NYMEX price (Bbl)                    $  37.20   $  37.20   $  37.20   $  30.96   $  30.62
     Collar Contracts:
     Volume (Bbl)                            6,500      6,500      6,500      2,000         -
     NYMEX price (Bbl):
         Ceiling                          $  66.41   $  66.41   $  66.41   $  89.50   $     -
         Floor                            $  41.92   $  41.92   $  41.92   $  50.00   $     -

Average Daily Gas Production Hedged:
     Swap Contracts:
     Volume (MMBtu)                         73,880     73,984     73,932     59,195     15,000
     NYMEX price (MMBtu) (a)              $   4.30   $   4.30   $   4.30   $   7.75   $   9.10
     Collar Contracts:
     Volume (MMBtu)                         85,000     95,000     90,000         -          -
     NYMEX price (MMBtu) (a):
         Ceiling                          $  15.00   $  15.25   $  15.15   $     -    $     -
         Floor                            $   6.95   $   6.95   $   6.95   $     -    $     -

---------------
(a) Approximate, based on historical differentials to index prices.


Amortization of Volumetric Production Payment Proceeds and Net Derivative Losses
                                 (in thousands)

                                                    2006
                                     -----------------------------------
                                       Third       Fourth
                                      Quarter      Quarter        Year         2007      Thereafter      Total
                                     ---------    ---------    ---------    ---------    ----------    ---------
VPP proceeds, net of
   transaction costs                 $  45,838    $  45,527    $  91,365    $ 175,216    $ 460,322     $ 726,903
Net hedge obligations assigned           1,558        1,569        3,127        6,016       22,957        32,100
                                      --------     --------     --------     --------     --------      --------
Total deferred revenue (a)              47,396       47,096       94,492      181,232      483,279       759,003
Less net derivative losses to be
   recognized in pretax earnings (b)       274         (396)        (122)      (3,540)     (17,117)      (20,779)
                                      --------     --------     --------     --------     --------      --------
Total VPP impact to pretax
    earnings                         $  47,670    $  46,700    $  94,370    $ 177,692    $ 466,162     $ 738,224
                                      ========     ========     ========     ========     ========      ========

--------------
(a) Deferred revenue will be amortized as increases to oil and gas revenues during the indicated future periods.
(b) Represents the remaining pretax earnings impact of the derivatives assigned in the VPPs.